ABE J. GUSTIN, JR.
                              EMPLOYMENT AGREEMENT


     This Employment Agreement is made as of January 1, 1996, by and between Applebee's International, Inc., a Delaware corporation (the "Company") and Abe
J. Gustin, Jr. (the "Executive").

     WHEREAS, the Company believes it to be in its best interest to provide for continuity of management and to provide protection for its valuable trade secrets and confidential information; and

     WHEREAS, the Company desires to employ the Executive and the Executive is willing to render his services to the Company on the terms and conditions with respect to such employment hereinafter set forth.

     NOW, THEREFORE, in consideration of premises and the mutual terms and conditions hereof, the Company and the Executive hereby agree as follows:

     1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

     2. Exclusive Services. The Executive shall devote all necessary working time, ability and attention to the business of the Company during the term of this Agreement and shall not, directly or indirectly, render any material services to any business, corporation, or organization whether for compensation or otherwise, without the prior knowledge of the Board of Directors of the Company (hereinafter referred to as the "Board").

     3. Duties. The Executive is hereby employed as Chairman of the Board and Chief Executive Officer of the Company and shall render his services at the principal business offices of the Company, as such may be located from time to time, unless otherwise agreed between the Board and the Executive. The Executive shall have authority and shall perform such duties as are specified by the bylaws of the Company for the office of Chairman; subject, however, to such limitations, instructions, directions, and control as the Board may specify from time to time in its sole discretion.

     4. Term. This Agreement shall have a term of two (2) years commencing as of January 1, 1996 and is subject to earlier termination as hereinafter provided.

     5. Compensation. As compensation for his services rendered under this Agreement, the Executive shall be entitled to receive the following:

          a. Base Salary. The executive shall initially be paid a base salary of $465,000.00 per year, payable in equal bi-weekly installments on the 15th and the final days of each month during the term of this Agreement, prorated for any partial employment month. Such salary ("Base Salary") may be increased by the Board in its sole discretion.

          b.  Additional   Compensation.   The  Executive  shall  be  paid  such
     additional compensation and bonuses, as may be determined and authorized in the sole discretion of the Board.

     6. Benefits. In addition to the compensation to be paid to the Executive pursuant to Paragraph 5 hereof, the Executive shall further be entitled to receive the following:

          a. Participation in Employee Plans. The Executive shall be entitled to participate in any health, disability, group term life insurance plan, any pension, retirement or profit sharing plan, any executive bonus plan, or any other fringe benefits which may be extended generally from time to time to employees of the Company at the level of Executive Vice President or above.

          b. Disability Salary Continuation. If the Executive becomes disabled during the term of this Agreement, the Company shall continue to pay the Executive his Base Salary during the first ninety (90) day period of such disability and shall continue to pay the Executive, but at the rate of fifty percent (50%) of his Base Salary, for nine (9) months of such disability. "Disability" as used herein shall mean any physical, emotional or mental, injury illness or incapacity, other than death, which renders the Executive unable to perform the duties required of him under this Agreement. The existence of any disability shall be determined to exist in the sole discretion of the Board which shall not be unreasonably exercised. All payments under this Paragraph shall cease upon the expiration or other termination of this Agreement or of the Executive's employment.

          c. Vacation. The Executive shall be entitled to five (5) weeks vacation with full salary and benefits each year. No cash or other payment will be due, however, for unused vacation and vacation may not be carried over from any year to the next.

          d. Stock Options. Executive shall be entitled to all stock options as approved by the Board of Directors and, for all such options granted after the date hereof, Executive shall have a minimum of one year from the date of termination of employment to exercise said options. All options granted after the date hereof shall fully vest one (1) year after Executive's employment is terminated pursuant to Paragraph 13(b).

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

     7. Reimbursement of Expenses. Subject to such rules and procedures as from time to time are specified by the Company, the Company shall reimburse the Executive on a monthly basis for reasonable business expenses necessarily incurred in the performance of his duties under this Agreement.

     8. Confidentiality/Trade Secrets. The Executive acknowledges that his position with the Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company. Both during the term of this Agreement and thereafter, the Executive covenants and agrees as follows:

          a. he shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company, including but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes and specifications relating to its customers, suppliers, products and services;

          b. he shall not disclose any of such trade secrets and confidential and proprietary information, except as may be required in the course of his employment with the Company or by law; and

          c. he shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

     All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Executive upon termination of his employment for any reason whatsoever or at any other time upon request of the Board.

     9. Discoveries. The Executive covenants and agrees that he will fully inform the Company of and disclose to the Company all inventions, designs, improvements, discoveries and processes ("Discoveries") which he has now or may hereafter have during his employment with the Company and which pertain or relate to the business of the Company or to any experimental work, products, services or processes of the Company in progress or planned for the future, whether conceived by the Executive alone or with others, and whether or not conceived during regular working hours or in conjunction with the use of any Company assets. All such Discoveries shall be the exclusive property of the Company whether or not patent or trademark applications are filed thereon. The Executive shall assist the Company, at any time during or after his employment, in obtaining patents on all such Discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain letters patent, vest the Company with full and exclusive title thereto, and protect the same against infringement by others. If such assistance takes place after his employment is terminated the Executive shall be paid by the Company at a rate equal to fifty percent (50%) of his existing salary at the date of termination for any time actually spent in rendering such assistance at the request of the Company.

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

     10. Non-Competition. The Executive covenants and agrees that, during the period of his employment, he shall not, without the prior written consent of the Board, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or through any other kind of ownership (other than ownership of securities of publicly held corporations of which the Executive owns less than five percent 5% of any class of outstanding securities) or in any other representative or individual capacity, engage in or render any services to any business engaged in the casual dining restaurant industry, or in any other segment of the restaurant industry in which the Company or any subsidiary of the Company may become involved after the date hereof and prior to the date of termination of Executive's employment. For purposes of this Agreement "casual dining restaurant industry" consists of "sit down" restaurants serving alcoholic beverages, with a per guest average guest check of under $15.00 (adjusted upward each year to recognize Company menu price increases). The Executive agrees that such covenant against competition shall continue for a period of twelve (12) months from the end of the month in which the Executive's employment is terminated under Paragraphs 13(a) or (c) and the Company shall pay to the Executive each month during such twelve (12) month period an amount equal to one-twelfth (1/12) of the base salary of the Executive in effect at the time of such termination. In addition, the Executive agrees that the Company shall have the right to extend the covenant against competition for up to an additional twelve (12) months if the Company continues to make such monthly payments. In the event the Executive's employment is terminated under Paragraph 13(b) the noncompetition covenant shall last for twenty-six (26) months without any payment by the Company other than that required by Paragraph 13(b).

     11. Nonsolicitation. The Executive agrees that during the period of his employment, and for so long thereafter as the noncompetition covenant in Paragraph 10 remains in effect, he will not, either directly or indirectly, for himself or for any third party, solicit, induce, recruit, or cause another person in the employ of the Company to terminate his/her employment for the purpose of joining, associating or becoming employed with any business or activity which is engaged in the casual dining restaurant industry or any other segment of the restaurant industry in which the Company may become involved after the date hereof and prior to the date of any termination of employment. The Company and the Executive specifically acknowledge and agree that the foregoing covenants of the Executive in Sections 10 and 11 are reasonable in content and scope and are given by the Executive for adequate consideration.

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

     12. Remedies for Breach of Covenants of the Executive. The covenants set forth in Paragraphs 8, 9, 10, and 11 of this Agreement shall continue to be binding upon the Executive, notwithstanding the termination of his employment upon with the Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and the Executive. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and injunctive relief shall be available to prevent the breach or any threatened breach thereof.

     13. Termination. This Agreement (other than Paragraphs 8, 10, and 11 hereof which, except as provided in Paragraph 14, shall survive any termination hereof) may be terminated as follows:

          a. By the Executive. The Executive may terminate this Agreement at any time during the term of this Agreement by giving six (6) months prior notice of termination to the Board.

          b. By the Company Without Cause. The Board, without cause, may terminate this Agreement at any time during the term of this Agreement upon thirty (30) days prior written notice to the Executive. In the case of a termination under this subparagraph, this Company shall pay to the Executive each month for a period of twenty-six (26) months beginning with the month immediately after the effective date of the termination an amount equal to one-twelfth (1/12) of his total cash compensation (salary and bonus) attributable to the fiscal year immediately preceding the year in which the termination becomes effective.

          c. By the Company With Cause. The Board may, upon written notice effective immediately, terminate this Agreement at any time during the term of this Agreement if any one or more of the following conditions exist and thereafter the Company shall have no obligation to make any payments hereunder other than salary and accrued bonuses for services rendered through the effective date of such termination;

               (1) If the Executive becomes disabled as defined in Paragraph 6(c) of this Agreement for a period of more than three hundred sixty-five (365) consecutive days;

               (2) If the Executive for reasons other than illness or injury absents himself from his duties without the consent of the Board for more than thirty (30) consecutive days, other than for approved vacation or leave of absence;

               (3) If the Executive should die (effective on the date of death);

               (4) If the Executive should be convicted of a crime punishable by imprisonment; and

               (5) If the Executive should willfully breach or habitually neglect his duties which he is required to perform under this Agreement or otherwise fail to comply with the terms and conditions of this Agreement specifically including, but not limited to, the covenants set forth in Paragraphs 8, 9, 10 and 11 hereof, and fails to cure any such breach or failure within ten (10) days after written notice thereof given b the Company to the Executive.

     14. Termination After Change in Control. In the event of a Change in Control, as defined below, any termination of Executive's employment with the Company within the twelve (12) month period following such Change in Control, whether by Executive or by the Company and whether with or without cause, the following shall occur:

               a. The provisions of Paragraph 10 and 11 shall not apply and shall be void;

               b. On the tenth business day following the effective date of such termination, the Executive shall receive (i) a lump sum payment equal to two and one-sixth (2 1/6) times his total cash compensation (salary and bonus) attributable to the fiscal year immediately preceding the year in which the termination becomes effective, and (ii) a lump sum payment equal to all bonus amounts calculated under the Executive Bonus Plan for each prior fiscal quarter in the fiscal year in which the termination becomes effective, including the fiscal quarter in which the termination becomes effective (so long as the termination becomes effective after the ninth week of such fiscal quarter); and

               c. The Executive shall be entitled to continuation of coverage for twenty-six (26) months (beginning with the month subsequent to the effective date of such termination) under all Company paid or partially paid health, disability, or group life insurance plans or any retirement, pension, or profit sharing plans, in each case at such level as had been available to the Executive immediately prior to the Change in Control; and

               d. Any unvested portion of all stock options held by the Executive as of the day immediately preceding the effective date of such termination shall immediately vest and become exercisable and, for purposes of such options, such termination shall be deemed to be a termination by the Company not for cause.

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

     15.  Definitions Related to Change of Control.

          a. "Change of Control" means any one of the following: (i) Continuing Directors no longer constitute at least 2/3 of the Board of Directors; (ii) any person or group of persons (as defined in Rule 13d-5 under the
     Securities Exchange Act of 1934 (the "Exchange Act")), together with its affiliates, become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the Company's then outstanding Common Stock or thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities (calculated in accordance with Section 13(d)(3) or 14(d) of the Exchange
     Act) entitled generally to vote for the election of the Company's Directors; (iii) the approval by the Company's stockholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the then Continuing Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Board of Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act of such corporation; or (iv) at least 2/3 of the then Continuing Directors in office immediately prior to any other action proposed to be taken by the Company's stockholders or by the Company's Board of Directors determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken.

          b. "Continuing Director" means any individual who either (i) was a member of the Company's Board of Directors on the date hereof, or (ii) was designated (before initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

     16. Arbitration of Disputes. Any dispute or claim arising out of or relating to this Agreement or any termination of the Executive's employment shall be submitted for arbitration in the greater Kansas City metropolitan area in accordance with the then current Commercial Arbitration rules of the American Arbitration Association. The judgment and any award rendered therein may be appealed to a Court having proper jurisdiction if either party is not satisfied with the decision. The Company shall bear the full cost of any arbitration, including up to $25,000 of the expenses and attorneys' fees incurred by the Executive related thereto or to any actions taken by the Executive to appeal or enforce judgment rendered therein, regardless of the outcome of such arbitration, and the Company shall not be entitled to use any lawyer who is a Company employee to represent it in any dispute or arbitration related hereto.

     17. Mitigation. The Executive shall have no duty to attempt to mitigate the level of benefits payable by the Company to him hereunder and the Company shall not be entitled to set off against the amounts payable hereunder any amounts received by the Executive from any other source, including any subsequent employer, except any amounts received by the Executive in violation of Paragraph 10, above.

     18. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

          a. If to the Company:

               Applebee's International, Inc.
               4551 West 107th Street, Suite 100
               Overland Park, Kansas 66207
               Attn: General Counsel

          b. If to the Executive:

               Abe J. Gustin, Jr.
               12218 Washington Court
               Kansas City, Missouri 64145

Either party may change its address for notice by giving notice in accordance with the terms of this Paragraph 18.

     19. General Provisions.

          a. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

          b. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

          c. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. The parties recognize, however, that the Indemnification Agreement between the Company and the Executive dated ____________, and any Stock Option Agreements, to the extent not lapsed or fully exercised, continue to be in effect. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

          d. Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit to the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by the Executive.

          e. Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

          f. Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any work, clause, paragraph, or provision of this Agreement.


     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

     THIS AGREEMENT CONTAINS AN ARBITRATION CLAUSE.


EXECUTIVE:                              APPLEBEE'S INTERNATIONAL, INC.




                                        By:
Abe J. Gustin, Jr.                      Printed Name:
                                        Title: